Exhibit 10.9
2013 STOCK OPTION AND INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS, COMMITTEE MEMBERS
AND MEMBERS OF THE BOARD OF ADVISORS
NOTICE OF STOCK OPTION GRANT
Unless otherwise defined herein, the terms defined in the Miami International Holdings, Inc. (the “Company”) 2013 Stock Option and Incentive Plan for Non-Employee Directors, Committee Members and Members of the Board of Advisors (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice”).
Name:
Address:
You (the “Participant”) have been granted a Nonqualified Stock Option to purchase shares of Nonvoting Common Stock of the Company (the “Shares”) under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Option Award Agreement (the “Option Agreement”).
Date of Grant:
Exercise Price per Share:
Total Number of Shares:
Expiration Date:
Vesting Schedule:    Subject to the provisions set forth in (i) this Notice, (ii) the Plan, and (iii) the Option Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the following schedule:

Vesting Date	Number of Options

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:
Participant understands that except as specifically set forth in an executed written agreement between Participant and the Company, Participant’s relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Option Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice is earned only by continuing service with the Company. Participant also understands that this Notice is subject to the terms and conditions of both the Option Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Option Agreement and the Plan. By accepting this Option, Participant consents to the electronic delivery as set forth in the Option Agreement.

PARTICIPANT

MIAMI INTERNATIONAL HOLDINGS, INC.

By:

2013 STOCK OPTION AND INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS, COMMITTEE MEMBERS
AND MEMBERS OF THE BOARD OF ADVISORS
STOCK OPTION AWARD AGREEMENT
Unless otherwise defined in this Stock Option Award Agreement (the “Agreement”), any capitalized terms used herein shall have the meaning ascribed to them in the Miami International Holdings, Inc. (the “Company”) 2013 Stock Option and Incentive Plan for Non-Employee Directors, Committee Members and Members of the Board of Advisors (the “Plan”).
Participant has been granted a nonqualified stock option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Agreement.
1. VESTING RIGHTS. Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.
2. TERMINATION OF OPTIONS.
(a) General Rule. Except as provided below, and subject to the Plan, this Option may be exercised for five (5) years after Participant’s Termination (as defined in the Plan). In no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
(b) Death; Disability. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her death, or if a Participant dies within sixty (60) days of the Termination Date, this Option may be exercised for five (5) years from the Termination Date, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her Disability, this Option may be exercised for five (5) years from the Termination Date, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Notice.
(c) Cause. Upon Participant’s Termination for Cause (as defined in the Plan), the Option shall expire on Participant’s Termination Date.
3. GRANT OF OPTION. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

4. EXERCISE OF OPTION.
(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Agreement.
(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
(c) No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.
5. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:
(a) cash;
(b) check; or
(c) other method authorized by the Committee.
6. LIMITED TRANSFERABILITY OF OPTION. Except as set forth in this Section 6, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant unless otherwise permitted by the Committee in its sole discretion. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Notwithstanding anything else in this Section 6, a NQSO may be transferred (a) by instrument (i) to an inter vivos or testamentary trust in which the NQSO is to be passed to beneficiaries upon the death of the trustor (settlor), (ii) to a guardian on the disability or to an executor on death of the NQSO holder, or (b) by gift or pursuant to domestic relations orders to the Participant’s “Immediate Family” (as defined below), provided that any such permitted transferees may not transfer NQSOs to parties other than the Participant or the Participant’s Immediate Family (transfers between a Participant’s Immediate Family and between a Participant’s Immediate Family and Participant are permitted). For the sake of clarification, multiple transfers of NQSOs may be made, by gift or pursuant to domestic relations orders, back and forth between Immediate Family and a Participant pursuant to this Section 6. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner sharing the same household, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, transferees, successors and assigns of the Participant.

7. TERM OF OPTION. This Option shall in any event expire on the expiration date set forth in the Notice, which date is ten (10) years less one day after the Date of Grant.
8. WITHHOLDING TAXES. Participant will not be allowed to exercise this Option unless Participant makes arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise. In this regard, Participant authorizes the Company to withhold all applicable withholding taxes legally payable by Participant from cash paid to Participant by the Company. With the Committee’s consent, these arrangements may also include, if permissible under local law, (i) withholding Shares that otherwise would be issued to Participant when Participant exercises this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (ii) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (iii) any other arrangement approved by the Committee. Finally, Participant shall pay to the Company any amount of tax withholding that the Company may be required to withhold as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. The Company may refuse to honor the exercise and refuse to deliver the Shares if participant fails to comply with Participant’s obligations in connection with the tax withholding as described in this Section.
9. ACKNOWLEDGEMENT. The Company and Participant agree that the Option is granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan, (ii) represents that Participant has carefully read and is familiar with the provisions of the Plan, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
10. ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance of Shares will be subject to and conditioned upon compliance with (or exemption from) all applicable foreign, state and federal laws, rules and regulations by the Company and Participant and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Nonvoting Common Stock may be listed or quoted at the time of such issuance or transfer.
12. MISCELLANEOUS.
(a)    Lock-Up. The holder of the Shares hereby agrees not to sell or otherwise transfer or dispose of any of the Shares, shares of Common Stock or Preferred Stock of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held by such holder during a specified period of time requested by the Company and an underwriter of Common Stock or other equity securities of the Company (not to exceed 18 months) following the date the Company attains Public Company Status. For purposes of this Agreement, “Public Company Status” is attained when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, whichever event shall first occur.
(b)    Stock Certificates. All certificates representing Shares shall be marked with the following legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS IN THE WRITTEN LEGAL OPINION (APPROVED BY THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE WRITTEN STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE. SUCH STOCK OPTION AGREEMENT CONTAINS CERTAIN LOCK-UP PROVISIONS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH STOCK OPTION AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.
ARTICLE NINTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION (“ARTICLE NINTH”) PROVIDES THAT, SUBJECT TO CERTAIN EXCEPTIONS, FOR SO LONG AS THE CORPORATION SHALL CONTROL THE MIAMI INTERNATIONAL SECURITIES EXCHANGE, LLC, (A) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 40% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; (B) NO EXCHANGE MEMBER, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, MAY OWN, DIRECTLY OR INDIRECTLY, OF RECORD OR BENEFICIALLY, SHARES OF STOCK OF THE CORPORATION CONSTITUTING MORE THAN 20% OF ANY CLASS OF CAPITAL STOCK OF THE CORPORATION; AND (C) NO PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, AT ANY TIME MAY, DIRECTLY, INDIRECTLY OR PURSUANT TO ANY VOTING TRUST, AGREEMENT, PLAN OR OTHER ARRANGEMENT, VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION OR GIVE ANY CONSENT OR PROXY WITH RESPECT TO SHARES, REPRESENTING MORE THAN 20% OF THE VOTING POWER OF THE THEN ISSUED AND OUTSTANDING CAPITAL STOCK OF THE CORPORATION, NOR MAY ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, ENTER INTO ANY AGREEMENT, PLAN OR OTHER ARRANGEMENT WITH ANY OTHER PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, UNDER CIRCUMSTANCES THAT WOULD RESULT IN THE SHARES OF CAPITAL STOCK OF THE CORPORATION THAT ARE SUBJECT TO SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT NOT

BEING VOTED ON ANY MATTER OR MATTERS OR ANY PROXY RELATING THERETO BEING WITHHELD, WHERE THE EFFECT OF SUCH AGREEMENT, PLAN OR OTHER ARRANGEMENT WOULD BE TO ENABLE ANY PERSON, EITHER ALONE OR TOGETHER WITH ITS RELATED PERSONS, TO VOTE, POSSESS THE RIGHT TO VOTE OR CAUSE THE VOTING OF SHARES OF THE CAPITAL STOCK OF THE CORPORATION WHICH WOULD REPRESENT MORE THAN 20% OF SAID VOTING POWER. CAPITALIZED TERMS HAVE THE MEANINGS SET FORTH IN ARTICLE NINTH. ARTICLE NINTH ALSO PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS ON ANY SALE, TRANSFER, ASSIGNMENT OR PLEDGE, THAT WOULD VIOLATE THE PROVISIONS OF ARTICLE NINTH AND FURTHER PROVIDES FOR THE RIGHT OF THE CORPORATION TO REDEEM SUCH SHARES TRANSFERRED OR VOTED IN VIOLATION OF ARTICLE NINTH. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF ARTICLE NINTH OF THE CERTIFICATE OF INCORPORATION SHALL BE NULL AND VOID.”

(c)    Transfer of Shares. The Company shall not permit the transfer of any Shares to be recorded on its books unless the transfer is permitted by this Agreement and has been made in accordance with its terms.
(d)    Investment Intent.
(i)    Investment Intent at Grant. The Participant represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.
(ii)    Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act of 1933, as amended, but an exemption is available which requires an investment representation or other representation, the Participant shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e)    No Rights Of Shareholder. Neither the Participant nor any person or persons entitled to exercise the Participant's rights under this Option in accordance herewith shall have any rights to dividends or to Shares subject to this Option, except to the extent that a certificate for such Shares shall have been issued upon the exercise of this Option as provided herein.
(f)    Notices. Each notice relating to this Option shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its offices at 7 Roszel Road, Suite 1A, Princeton, New Jersey 08540, attention of the Company's Secretary. All notices to the Participant or other person or persons then entitled to exercise any rights with respect to this Option shall be addressed to the Participant or such other person or persons at the Participant's address shown in the records of the Company or the location at which the Participant is associated with the Company. Anyone to whom a notice may be given under this Option may designate a new address by notice to that effect.
13. GOVERNING LAW; SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
14. NO RIGHTS AS EMPLOYEE, DIRECTOR OR CONSULTANT. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Participant’s service, for any reason, with or without cause.
By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice. By acceptance of this Option, Participant consents to the electronic delivery of the Notice, this Option Agreement, the Plan, and any or all other documents that the Company may be required to deliver to its security holders (including, without limitation, account statements, U.S. financial reports of the Company, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.

MIAMI INTERNATIONAL HOLDINGS, INC.
2013 STOCK OPTION AND INCENTIVE PLAN
NOTICE OF STOCK OPTION EXERCISE
PARTICIPANT INFORMATION:

Name:	Social Security Number:

Address:

Date of Grant: _________________________	Type of Option:
☐ Nonqualified (NQSO)
Exercise Price per Share: $_____________________________
Total number of shares of Nonvoting Common Stock of Miami International Holdings, Inc. (the “Company”) covered by option: _______________________ shares
EXERCISE INFORMATION:
Number of shares of Nonvoting Common Stock of the Company for which option is being exercised now: _____________________. (These shares are referred to below as the “Purchased Shares.”)
Total Exercise Price for the Purchased Shares: $_____________________
Form of payment enclosed [check all that apply]:
☐ Check for $ _______, made payable to Miami International Holdings, Inc.
☐ Other Consideration: __________________________________________________
Name in which the Purchased Shares should be registered [you must check one]:

☐ In my name only
☐ In the names of my spouse and myself as community property	My spouse’s name (if applicable):
☐ In the names of my spouse and myself as joint tenants with the right of survivorship
The certificate for the Purchased Shares should be sent to the following address:_____________________________

REPRESENTATIONS AND ACKNOWLEDGEMENTS OF PARTICIPANT:
1.I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
2.I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.
3.I acknowledge that the Company is under no obligation to register the Purchased Shares.
4.I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
5.I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act.
6.I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.
7.I am aware that my investment in the Company is a speculative investment which has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.
8.I acknowledge that I am acquiring the Purchased Shares subject to all applicable terms of the Stock Option Agreement.
9.I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Shares at this time.
10.I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

SIGNATURE:

Date:
11